Exhibit 99.1

WESTBURY, N.Y., July 3, 2012 (GLOBE NEWSWIRE) -- Dionics, Inc. ("Dionics") (DION) today announced the closing of its previously announced acquisition of Shangrao Bai Hua Zhou Industrial Co., Ltd., a company incorporated in the People's Republic of China ("Shangrao"). The acquisition was accomplished through the use of the VIE structure whereby Dionics issued a combination of common and preferred shares representing 95% of its equity interests in exchange for 100% of the issued and outstanding shares of Bai Hua Zhou Green Resources (China) Investment Group Limited, a company incorporated under the laws of the British Virgin Islands. Bai Hua Zhou indirectly controls Shangrao through a series of agreements generally referred to as "VIE" agreements.

Shangrao was founded by Ms. Li Xiaoling in November 2002. With over ten years' growth, it has become a leading landscaping company in East China with 2011 revenues in excess of $18 million. In addition to providing complete landscaping services it raises its own nursery stock holding rights to over 660 hectares on which it cultivates a variety of trees, landscape plants, shrubs, flowers and high-grade seedlings.

Mr. Bernard Kravitz, former President of Dionics stated: "We are pleased to have completed this transaction which will allow our shareholders to participate in what we believe will be an exciting growth opportunity in China."

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Bernard Kravitz
(516) 997-7474